UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Revisions of Forms of Award under the Adaptec, Inc. 2006 Director Plan

On February 7, 2008, the Compensation Committee of Adaptec's Board of Directors (the "Company") approved revised forms of agreements for stock option, restricted stock, stock appreciation right and restricted stock unit awards under the Company's 2006 Director Plan (each a "Form of Award"). These revised Forms of Award were approved to align the terms and conditions for each type of award and to clarify the language in certain sections.

The Forms of Award are filed as Exhibits 10.01, 10.02, 10.03 and 10.04 to this report and incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.01	Stock Option Award Agreement under the 2006 Director Plan.
10.02	Restricted Stock Award Agreement under the 2006 Director Plan.
10.03	Stock Appreciation Right Award Agreement under the 2006 Director Plan.
10.04	Restricted Stock Unit Agreement under the 2006 Director Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ CHRISTOPHER G. O'MEARA Christopher G. O'Meara Vice President and Chief Financial Officer

February 11, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.01	Stock Option Award Agreement under the 2006 Director Plan. Also provided in PDF format as a courtesy.
10.02	Restricted Stock Award Agreement under the 2006 Director Plan. Also provided in PDF format as a courtesy.
10.03	Stock Appreciation Right Award Agreement under the 2006 Director Plan. Also provided in PDF format as a courtesy.
10.04	Restricted Stock Unit Agreement under the 2006 Director Plan. Also provided in PDF format as a courtesy.